EXHIBIT 10.11


RESTRAC/AVERT AVERTNET RESELLER AGREEMENT


     This Agreement is made as of January 4, 1999 between Restrac, Inc. ("Restrac"), a corporation with its principal place of business at 91 Hartwell Avenue, Lexington, MA 02173, and Avert, Inc. ("Avert"), a corporation with its principal place of business at Remington Street, Fort Collins, CO 80524, to provide for the resale by Restrac of Avert's "Avertnet" and other Internet-based pre-employment screening and background checking services (collectively referred to herein as the "Services").

     1. Creation of Private Brand for Services.

          (a) Promptly following the execution of this Agreement, Avert will develop, at its own expense, an order form for the Services presently offered, customized for use by Restrac's customers (the "Order Form"). Restrac will have the right to approve the Order Form, such approval not to be unreasonably withheld. During the term of this Agreement, the parties will collaborate to update the Order Form to reflect Services being offered on a current basis.

          (b) Restrac will develop, at its own expense, a link in its "WebHire" service to launch the Order Form for the Services in a separate browser window. Restrac will also make the Services available to its "Hire" software customers.

     2. Resale Methodology.

          (a) Restrac customers will purchase Services directly from Avert, initially by executing an agreement with Avert in a form to be approved by both Avert and Restrac (the "Customer Agreement"), and subsequently by initiating orders in accordance with the Order Form. The Customer Agreement will provide that charges for the Services in the amounts listed in the Order Form (or otherwise established by Restrac) will be billed to the customer by, and that payments will be made to, Restrac. At Restrac's option, the Customer Agreement will require that customers provide Avert with copies of any written authorizations necessary to obtain information provided as part of the Services, and Restrac will be entitled to receive copies of such authorizations. Results of Services will be provided to
     Restrac customers via email (when the customer has standard email protocols), fax, the Internet or U.S. mail.

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          (b) Restrac  will be  responsible  for paying  Avert for all  Services purchased by Restrac customers. Restrac will pay Avert $18 per month per subscriber for basic Services consisting of account setup and maintenance, all releases of Avertnet and OrderXpert (and/or other Services currently offered), and unlimited "First Checks". Restrac will pay Avert for additional Services purchased by Restrac Customers at rates equal to 63.75% of Avert's current published standard retail rates for the Services. Restrac will have the opportunity to receiving additional discounts, based upon the achievement of mutually agreed upon revenue goals. Avert will provide Restrac with not less than 60 days' prior written notice of any increase in such rates. Restrac will have the right to determine, in its sole discretion, the amounts charged to Restrac customers for the Services. Restrac will be established as a "parent account" in the Avert "ASAP" customer system, and will be provided with a full monthly accounting of all Services purchased by Restrac customers. Restrac will remit all amounts due to Avert within 60 days after receiving the monthly accounting.

     3. Joint Marketing Activities.

          (a) During the initial 120 days of this Agreement, Avert and Restrac will collaborate on a project plan for tighter integration of Avert's services with Restrac's products.

          (b) Restrac will promote the availability of the Services to its existing and new customers as soon as the Services are available to them. Restrac will display Avert's logo in Restrac's sales material in a manner reasonably approved by Avert.

          (c) Avert and Restrac will establish web sites for cooperative marketing activities.

          (d) Avert will introduce Restrac products to its customers through the Avert Alliance catalog of products and services.

          (e) Unless specifically requested by a customer on the customer's own initiative, for a period of six months after the execution of this Agreement, neither Restrac nor Avert will enter into a joint marketing arrangement with a direct competitor of the other. During the entire term of this Agreement, neither party will enter into such an arrangement without giving the other a minimum of 60 days' prior written notice. If either party shall enter into such an arrangement pursuant to this Section 3(e), the other party's obligations under this Section 3(e) shall terminate.




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     4. Avert Warranty.

          (a) Avert warrants that it has or will have all rights necessary to provide the Services to Restrac customers, and, except for liabilities covered by Restrac's indemnity obligations provided in Section 4(b) below, will indemnify Restrac and hold it harmless with respect to any and all claims arising in connection with the Services, provided that Restrac will give Avert prompt notice of any such claim and the right to defend or settle same.

          (b) Restrac will indemnify Avert and hold it harmless with respect to any and all claims arising from errors resulting from modifications made by Restrac to any applicant information passed to Avert via the WebHire system, provided that Avert shall give Restrac prompt notice of any such claim and the right to defend or settle same.

          (c) Without limiting the generality of the foregoing, Avert will maintain all security precautions and releases necessary to ensure that confidential information is only ordered by and released to authorized parties.

     5. Referral Fees Payable to Avert by Restrac.

          (a) Avert may identify to Restrac certain customers as prospective referrals for sales of Restrac software product licenses and WebHire services. Such a customer will be treated as a "Referral" for purposes of this Agreement only if Restrac so agrees in writing, and Avert effects an introduction to the customer occurring within 30 days after such agreement.

          (b) If, as a result of the introduction by Avert, a Referral purchases a Restrac software product license and/or WebHire services within nine months after such introduction, Restrac will pay referral fees to Avert equal to 5% of Restrac's net first year revenue from all Restrac software product licenses and WebHire services purchased by such Referral. Referral fees shall not be earned on payments received by Restrac for implementation, consulting or other services

          (c) If, as a result of the introduction by Restrac, a Referral purchases Avert services within nine months after such introduction, Avert will pay referral fees to Restrac equal to 5% of Avert's net first year revenue from all Avert services purchased by such Referral. Referral fees shall not be earned on payments received by Avert for implementation and consulting services.

     6. Confidentiality.

          (a) Each party agrees to treat all information of the other party which is not generally known and which is either identified as confidential or is normally understood to be confidential ("Confidential Information") as confidential, and not to disclose the other party's Confidential Information to any third party during the term hereof and for a period of five years after the termination or expiration of this Agreement. The existence and terms of this Agreement shall be treated as Confidential Information, except as otherwise agreed by the parties.

          (b) A party's obligation of confidentiality will not apply to information which is known to the receiving party prior to disclosure, which is or becomes publicly available without breach of this Agreement, which is received from a third party or developed independently by the receiving party, or which is required to be disclosed by court or governmental order.


     7. Independent Contractors.

     The parties to this Agreement are independent contractors. Except as expressly provided herein, neither party is authorized to enter into any commitments on behalf of, or legally bind, the other.

     8. No-Hire Commitment.

     During the term of this Agreement and for one year thereafter, neither party will hire an employee of the other party or induce an employee of the other party to leave his or her employment.

     9. Term and Termination.

          (a) The initial term of this Agreement will be two years. Thereafter, this Agreement will automatically renew for successive one-year terms, unless either party gives the other written notice of its intention not to renew not less than 90 days prior to the renewal date.

          (b) Notwithstanding the foregoing, either party may terminate this Agreement effective upon written notice during the continuance of a material breach by the other party which remains uncured more than 30 days after written notice thereof.



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          (c) All rights and  obligations  of the parties  accruing prior to the termination of this Agreement, and all rights and obligations under Sections 4, 6 and 8 hereof shall survive such termination.

     10. General.

          (a) All notices hereunder shall be in writing and shall be delivered to the attention of a party's designated contact, with a copy to its president, at the address set forth on the first page of this Agreement, or to such other person or address as shall have been provided by notice
     hereunder.   The  contacts  initially  designated  are:

            Restrac:  Michael Pittenger, Director, Business Development
            Avert:    Leonard Koch, VP of Business Development

          (b) Except as expressly provided herein, a party's rights and obligations under this Agreement are not assignable other than to its parent or subsidiary or a successor to substantially all of its business.

          (c) This Agreement is the entire agreement of the parties on the subject hereof and supersedes all prior oral and written discussions. It may not be modified, nor may any of its provisions be waived, other than by a written instrument signed by the party sagainst whom such waiver or modification is to be enforced.

          (d) This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

     EXECUTED UNDER SEAL as of the date set forth above.


AVERT, INC.                                     RESTRAC, INC.


By:  /s/ Leonard Koch Its: VP Business Dev.     By:  /s/ Cindy Eades Its:  CFO
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